[Jaeckle Fleischmann & Mugel, LLP Letterhead]

March 15, 2005

Sizeler Property Investors, Inc.
2542 Williams Boulevard
Kenner, Louisiana 70062-5596

Re: Issuance and Sale of 2,649,000 shares of common stock (the "Securities") pursuant to a Purchase Agreement between Sizeler Property Investors, Inc. (the "Company") and certain institutional investors dated March 14, 2005

Ladies and Gentlemen:

As your counsel we have examined the Purchase Agreement, the Company's shelf registration statement on Form S-3 (Registration No. 333-107043) (the "Registration Statement"), including a related prospectus dated July 12, 2004, as supplemented by a Prospectus Supplement dated March 14, 2005, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and we are familiar with the documents referred to therein and incorporated therein by reference. We have also examined the Company's Articles of Incorporation, as amended, and Bylaws, as amended, such records of proceedings of the Company as we deemed material, and such other proceedings of the Company as we deemed necessary for the purpose of this opinion.

We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by the Company in connection with the authorization, issuance and sale of the Securities. In our opinion the Securities to be issued by the Company will be, when issued and paid for pursuant to the Purchase Agreement, the Registration Statement and the Prospectus Supplement, duly authorized for issuance by all necessary corporate action and, upon the issuance thereof in accordance with their terms, the Securities will be legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K and to all references to our firm in the Prospectus Supplement.

Very truly yours,

/s/ Jaeckle Fleischmann & Mugel, LLP